CHAMPION HOMES ANNOUNCES THIRD QUARTER FISCAL 2026 RESULTS

Troy, Michigan, February 3, 2026 /Business Wire/ -- Champion Homes, Inc. (NYSE: SKY) (“Champion Homes” or the “Company”) today announced financial results for its third quarter ended December 27, 2025 (“fiscal 2026”).

Third Quarter Fiscal 2026 Highlights (compared to Third Quarter Fiscal 2025, unless otherwise noted)

•
Net sales increased 1.8% to $656.6 million
•
U.S. homes sold decreased 2.6% to 6,270
•
Backlog decreased 15.1% to $266.0 million from the sequential second quarter of fiscal 2026
•
Average selling price (“ASP”) per U.S. home sold increased 4.6% to $99,300
•
Gross profit margin decreased by 190 basis points to 26.2%
•
Net income decreased by 11.7% to $54.3 million
•
Earnings per diluted share (“EPS”) decreased 8.5% to $0.97
•
Adjusted EBITDA decreased 10.2% to $74.8 million
•
Adjusted EBITDA margin decreased by 150 basis points to 11.4%
•
Net cash generated by operating activities of $100.0 million during the quarter
•
Repurchased $50.0 million of shares under the share repurchase program

“Despite a challenging environment in the third quarter, we delivered strong operational execution, advanced our strategic priorities, and achieved financial results in line with our expectations,” said Tim Larson, President and Chief Executive Officer of Champion Homes. “We continue to evolve and elevate our catalog of differentiated products across a variety of price points and value propositions to serve the range of customer segments in the marketplace, while making progress on our digital and retail strategies. We also look forward to benefiting from Tawn Kelley’s insights and guidance as the new Chair of our Board of Directors as we continue to focus on driving growth and performance. Champion Homes remains well-positioned for continued success as we look to capitalize on promising growth opportunities ahead.”

Third Quarter Fiscal 2026 Results

Net sales for the third quarter fiscal 2026 increased 1.8% to $656.6 million compared to the prior-year period. The number of U.S. homes sold in the third quarter fiscal 2026 decreased 2.6% to 6,270, due to a decrease in sales to the community REIT channel as well as a function of the prior-year period having an outsized benefit in homes sold as a result of weather that shifted sales from the fiscal second quarter 2025 to the fiscal third quarter 2025. The ASP per U.S. home sold increased 4.6% to $99,300 due to changes in product mix and increased prices on new homes sold through Company-owned retail sales centers. The number of Canadian factory-built homes sold in the quarter increased 2.9% to 215 homes compared to 209 homes in the prior-year period.

Gross profit decreased by 4.9% to $172.2 million in the third quarter fiscal 2026 compared to the prior-year period. Gross profit margin was 26.2% of net sales, a 190-basis point reduction compared to 28.1% in the prior-year period. Gross margin compression is due to higher manufacturing materials costs and less absorption of fixed costs due to lower sales volumes, partially offset by higher ASPs on new homes sold through our Company-owned retail sales centers.

Selling, general, and administrative expenses (“SG&A”) in the third quarter fiscal 2026 increased to $109.7 million from $108.2 million in the same period last year, primarily due to the inclusion of the Iseman Homes acquisition in May 2025. SG&A as a percentage of net sales was 16.7%, relatively flat compared to the prior year period.

Net income decreased by 11.7% to $54.3 million for the third quarter fiscal 2026 compared to the prior-year period. The decrease in net income was primarily driven by lower gross profit.

Adjusted EBITDA for the third quarter fiscal 2026 decreased 10.2% to $74.8 million compared to the prior-year period. Adjusted EBITDA margin for the quarter decreased by 150 basis points to 11.4%.

As of December 27, 2025, Champion Homes had $659.8 million in cash and cash equivalents, an increase of $41.0 million in the current quarter. The Company repurchased and retired $50.0 million of its common stock under the previously announced repurchase program. On January 29, 2026, the Company’s board of directors refreshed the share repurchase authorization to provide for $150 million of potential future repurchases.

Conference Call and Webcast Information

Champion Homes’ management will host a conference call tomorrow, February 4, 2026, at 8:00 A.M. Eastern Time, to discuss the Company's financial results and an update on current operations.

Investors and other interested parties can listen to a webcast of the live conference call here, and also by visiting the Investor Relations section of Champion Homes’ website at ir.championhomes.com. The online replay will be available on the same website immediately following the call.

The conference call can also be accessed by dialing (844) 826-3033 (domestic) or (412) 317-5185 (international). A telephonic replay will be available approximately three hours after the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 10205026. The replay will be available until 11:59 P.M. Eastern Time on February 18, 2026.

About Champion Homes, Inc.

Champion Homes, Inc. (NYSE: SKY) is a leading producer of factory-built housing in North America and employs approximately 9,000 people. With more than 70 years of homebuilding experience and 46 manufacturing facilities throughout the United States and western Canada, Champion Homes is well positioned with an innovative portfolio of manufactured and modular homes, ADUs, park-models and modular buildings for the single-family, multi-family, and hospitality sectors.

In addition to its core home building business, Champion Homes provides construction services to install and set-up factory-built homes, operates a factory-direct retail business with 83 retail locations across the United States, and operates Star Fleet Trucking, providing transportation services to the manufactured housing and other industries from several dispatch locations across the United States.

Champion Homes builds homes under some of the most well-known brand names in the factory-built housing industry including Champion Homes, Genesis Homes, Skyline Homes, Regional Homes, Athens Park Models,

Dutch Housing, Atlantic Homes, Excel Homes, Homes of Merit, New Era, J. Redman Homes, ScotBilt Homes, Shore Park, Silvercrest, Titan Homes in the U.S. and Moduline and SRI Homes in western Canada.

Presentation of Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) throughout this press release, Champion Homes has provided Non-GAAP financial measures, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted EPS, (collectively the “Non-GAAP Financial Measures”) which present operating results on a basis adjusted for certain items. Champion Homes uses these Non-GAAP Financial Measures for business planning purposes and in measuring its performance relative to that of its competitors. Champion Homes believes that these Non-GAAP Financial Measures are useful financial metrics to assess its operating performance from period-to-period by excluding certain items that Champion Homes believes are not representative of its core business. These Non-GAAP Financial Measures are not intended to replace, and should not be considered superior to, the presentation of Champion Homes’ financial results in accordance with U.S. GAAP.

Champion Homes defines Adjusted EBITDA as net income or loss attributable to Champion Homes, Inc. plus expenses or minus income, (a) the provision for income taxes, (b) interest income or expense, net, (c) depreciation and amortization, (d) gain or loss from discontinued operations, (e) restructuring charges and impairment of assets, (f) equity in net earnings or losses of ECN Capital Corp., (g) charges related to the remediation of the water intrusion product liability claims; and (h) other non-operating income and costs, including but not limited to those costs for the acquisition and integration or disposition of businesses, including the change in fair value of contingent consideration, and idle facilities. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net sales reported in the income statements.

Champion Homes defines Adjusted Net Income as net income or loss attributable to Champion Homes, Inc. plus expenses or minus income (net of tax where applicable), (a) gain or loss from discontinued operations, (b) restructuring charges and impairment of assets, (c) equity in net earnings or losses of ECN Capital Corp., (d) charges related to the remediation of estimated water intrusion product liability, and (e) other non-operating income or expense including, but not limited to those costs for the acquisition and integration or disposition of businesses, including the change in fair value of contingent consideration, and idle facilities. Champion Homes defines Adjusted EPS as Adjusted Net Income divided by shares outstanding.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted EPS are not measures of earnings calculated in accordance with U.S. GAAP, and should not be considered an alternative to, or more meaningful than, net income or loss, net sales, operating income or earnings per share prepared on a U.S. GAAP basis. These Non-GAAP Financial Measures do not purport to represent cash flow provided by, or used in, operating activities as defined by U.S. GAAP. Champion Homes believes that similar Non-GAAP Financial Measures are commonly used by investors to evaluate its performance and that of its competitors. However, Champion Homes use of Non-GAAP Financial Measures may vary from that of others in its industry. The Non-GAAP Financial Measures are reconciled from the respective measure under U.S. GAAP in the tables below.

Forward-Looking Statements

Statements in this press release, including certain statements regarding Champion Homes’ strategic initiatives, and future market demand are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of words such as "believe," "expect," "future," "anticipate," "intend," "plan," "foresee," "may," "could," "should," "will," "potential," "continue," or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Champion Homes. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include regional, national and international economic, financial, public health and labor conditions, and the following: supply-related issues, including prices and availability of materials; changes in U.S. trade policies, including tariffs or other trade protection measures; labor-related issues; inflationary pressures in the North American economy; the cyclicality and seasonality of the housing industry and its sensitivity to changes in general economic or other business conditions; demand fluctuations in the housing industry, including as a result of actual or anticipated increases in homeowner borrowing rates; the possible unavailability of additional capital when needed; competition and competitive pressures; changes in consumer preferences for our products or our failure to gauge those preferences; quality problems, including the quality of parts sourced from suppliers and related liability and reputational issues; data security breaches, cybersecurity attacks, and other information technology disruptions; the potential disruption of operations caused by the conversion to new information systems; the extensive regulation affecting the production and sale of factory-built housing and the effects of possible changes in laws with which we must comply; the potential impact of natural disasters on sales and raw material costs; the risks associated with mergers and acquisitions, including integration of operations and information systems; periodic inventory adjustments by, and changes to relationships with, independent retailers; changes in interest and foreign exchange rates; insurance coverage and cost issues; the possibility that all or part of our intangible assets, including goodwill, might become impaired; the possibility that all or part of our investment in ECN Capital Corp. ("ECN") might become impaired; the risks relating to the material weakness, including remediation actions, we previously identified in our internal control over financial reporting; the possibility that our risk management practices may leave us exposed to unidentified or unanticipated risks; the potential disruption to our business caused by public health issues, such as an epidemic or pandemic, and resulting government actions; and other risks set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section, and other sections, as applicable, in our Annual Reports on Form 10-K, including our Annual Report on Form 10-K for the fiscal year ended March 29, 2025 previously filed with the Securities and Exchange Commission (“SEC”), as well as in our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with or furnished to the SEC.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, then the developments and future events concerning Champion Homes set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Champion Homes assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Investor contact information:

Name: Alex Thompson and Cody Cree

Email: investorrelations@championhomes.com

Phone: (248) 614-8211

CHAMPION HOMES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 27, 2025	March 29, 2025
ASSETS
Current assets:
Cash and cash equivalents	$659,758	$610,338
Trade accounts receivable, net	67,086	84,103
Inventories, net	341,308	360,629
Other current assets	49,075	31,428
Total current assets	1,117,227	1,086,498
Long-term assets:
Property, plant, and equipment, net	311,705	307,140
Goodwill	363,616	357,973
Amortizable intangible assets, net	58,762	64,712
Deferred tax assets	14,927	37,998
Other noncurrent assets	248,078	256,087
Total assets	$2,114,315	$2,110,408
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Floorplan payable	$95,298	$106,091
Accounts payable	47,510	65,136
Other current liabilities	268,747	280,081
Total current liabilities	411,555	451,308
Long-term liabilities:
Long-term debt	23,816	24,773
Deferred tax liabilities	8,283	7,350
Other liabilities	78,435	82,539
Total long-term liabilities	110,534	114,662

Stockholders' Equity:
Common stock	1,533	1,584
Additional paid-in capital	606,177	586,941
Retained earnings	998,998	975,981
Accumulated other comprehensive loss	(14,482)	(20,068)
Total stockholders’ equity	1,592,226	1,544,438
Total liabilities and stockholders’ equity	$2,114,315	$2,110,408

CHAMPION HOMES, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(Unaudited, dollars in thousands, except per share amounts)

	Three months ended		Nine months ended
	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024

Net sales	$656,614	$644,925	$2,042,361	$1,889,581
Cost of sales	484,421	463,903	1,492,406	1,378,011
Gross profit	172,193	181,022	549,955	511,570
Selling, general, and administrative expenses	109,727	108,214	334,153	316,696
Operating income	62,466	72,808	215,802	194,874
Interest (income), net	(3,779)	(3,991)	(12,349)	(12,977)
Other (income)	(1,221)	(2,158)	(2,362)	(3,363)
Income before income taxes	67,466	78,957	230,513	211,214
Income tax expense	12,375	16,698	48,625	45,809
Net income before equity in net (income) loss of affiliates	55,091	62,259	181,888	165,405
Equity in net (income) loss of affiliates	(913)	(568)	(203)	1,466
Net income	56,004	62,827	182,091	163,939
Net income attributable to non-controlling interest	1,668	1,290	4,869	1,874
Net income attributable to Champion Homes, Inc	$54,336	$61,537	$177,222	$162,065
Net income attributable to Champion Homes, Inc. per share:
Basic	$0.97	$1.07	$3.14	$2.81
Diluted	$0.97	$1.06	$3.12	$2.79

CHAMPION HOMES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, dollars in thousand)

	Nine months ended
	December 27, 2025	December 28, 2024

Cash flows from operating activities
Net income	$182,091	$163,939
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,825	30,796
Amortization of deferred financing fees	374	280
Equity-based compensation	15,406	14,184
Deferred taxes	22,197	(2,464)
(Gain) loss on disposal of property, plant, and equipment	(2,623)	128
Foreign currency transaction (gain) loss	(842)	1,436
Equity in net (income) loss of affiliates	(203)	1,466
Dividends from equity method investment	718	1,011
Change in fair value of contingent consideration	—	7,912
Change in assets and liabilities:
Accounts receivable	17,589	(3,858)
Floor plan receivables	(1,234)	(16,874)
Inventories	36,864	(18,902)
Other assets	(11,738)	8,045
Accounts payable	(17,103)	(4,762)
Accrued expenses and other liabilities	(26,156)	12,515
Net cash provided by operating activities	251,165	194,852
Cash flows from investing activities
Additions to property, plant, and equipment	(24,914)	(37,971)
Cash paid for equity method investment	(895)	—
Proceeds from floor plan loans	—	2,737
Acquisition, net of cash acquired	(24,636)	—
Proceeds from disposal of property, plant, and equipment	5,126	222
Net cash (used in) investing activities	(45,319)	(35,012)
Cash flows from financing activities
Changes in floor plan financing, net	(10,939)	(3,089)
Payments on long term debt	(1,012)	(20)
Payments of deferred financing fees	(1,014)	—
Payments for repurchase of common stock	(150,000)	(59,999)
Stock option exercises	3,836	285
Tax payments for equity-based compensation	(2,950)	(3,031)
Net cash (used in) financing activities	(162,079)	(65,854)
Effect of exchange rate changes on cash and cash equivalents	5,653	(7,296)
Net increase in cash and cash equivalents	49,420	86,690
Cash and cash equivalents at beginning of period	610,338	495,063
Cash and cash equivalents at end of period	$659,758	$581,753

CHAMPION HOMES, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Unaudited, dollars in thousand)

	Three months ended		Nine months ended
	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024

Net income attributable to Champion Homes, Inc.	$54,336	$61,537	$177,222	$162,065
Income tax expense	12,375	16,698	48,625	45,809
Interest (income), net	(3,779)	(3,991)	(12,349)	(12,977)
Depreciation and amortization	12,265	10,673	35,825	30,796
EBITDA	75,197	84,917	249,323	225,693
Equity in net (income) of ECN	(1,176)	(656)	(669)	(135)
Change in fair value of contingent consideration	—	—	—	7,912
Plant closure costs	—	—	5,832	—
Gain on sale of idle facility	—	—	(3,650)	—
Transaction costs	438	—	1,152	—
Other	319	(1,000)	319	(1,000)
Adjusted EBITDA	$74,778	$83,261	$252,307	$232,470

CHAMPION HOMES, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

(Unaudited, dollars and shares in thousands, except per share amounts)

(Certain amounts shown net of tax, as applicable)

	Three months ended		Nine months ended
	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024

Net income attributable to Champion Homes, Inc.	$54,336	$61,537	$177,222	$162,065
Adjustments:
Equity in net (income) of ECN	(1,176)	(656)	(669)	(135)
Change in fair value of contingent consideration	—	—	—	6,088
Plant closure costs	—	—	4,786	—
Gain on sale of idle facility	—	—	(2,749)	—
Transaction costs	350	—	915	—
Other	241	(753)	241	(753)
Adjusted net income attributable to Champion Homes, Inc.	$53,751	$60,128	$179,746	$167,265

Adjusted basic net income per share	$0.96	$1.05	$3.18	$2.90
Adjusted diluted net income per share	$0.96	$1.04	$3.16	$2.88
Average basic shares outstanding	55,920	57,407	56,459	57,640
Average diluted shares outstanding	56,277	58,021	56,798	58,177